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For information contact: Tom Gelston, Director - Investor Relations (203) 222-5943

TEREX UPDATES 2006 PERFORMANCE ESTIMATES

AND RECEIVES BANK WAIVER

WESTPORT, CT, April 3, 2006 -- Terex Corporation (NYSE: TEX) today announced that it expects first quarter 2006 earnings, excluding special items, to be in excess of its previously indicated guidance, with the results expected to exceed $1.20 per share, assuming an effective tax rate of 35%. Due to its improved performance in the first quarter, and given management’s current outlook for the performance of the business for the remainder of 2006, Terex also is increasing its fiscal year 2006 earnings per share guidance range to $5.85-$6.35 per share, excluding special items and assuming an effective tax rate of 35%, from the $5.50-$6.00 per share range, excluding special items, announced earlier this year. Due to the expected increase in first quarter earnings, Terex’s timing for earnings will now be more in-line with the prior year, with approximately 50% of earnings being delivered in the first half of the year and 50% in the second half of the year.

“We continue to see strong performance in our Terex Aerial Work Platforms and Materials Processing & Mining segments, and we are encouraged by the strength of the performance so far this year of our Terex Cranes businesses,” commented Ronald M. DeFeo, Terex’s Chairman and Chief Executive Officer. “Importantly, this positive performance includes solid results from our improving North American crane business. A major contributor to our solid performance has been the acceleration of production rates beyond what was previously anticipated for the first quarter, helping to deliver quickly on our historically high levels of backlog. Our Terex Construction segment, now organized to include only the heavy and compact equipment construction lines, is expected to have weaker first quarter results than originally anticipated. However, we are optimistic about the full year prospects for this business, given the significant product launches that are scheduled for the middle of the second quarter.”

Terex also announced today that it has obtained a waiver from its senior bank lending group that allows the Company until April 30, 2006, to provide its lenders with its financial information for the year ended December 31, 2005. Terex currently anticipates completing its 2005 audited financial statements and submitting its quarterly and annual filings for 2005 to the Securities and Exchange Commission prior to that time.

Safe Harbor Statement

The press release contains forward-looking information based on Terex’s current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex’s control, include among others: Terex’s business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; Terex’s business is sensitive to fluctuations in interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex’s businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex’s business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex’s continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex’s ability to timely manufacture and deliver products to customers; possible work stoppages and other labor matters; Terex’s debt outstanding and the need to comply with restrictive covenants contained in Terex’s debt agreements; Terex’s ability to file its periodic reports with the SEC on a timely basis; the previously announced SEC investigation of Terex; Terex’s ability to maintain adequate disclosure controls and procedures and adequate internal controls over financial reporting; Terex’s implementation of a global enterprise system and its performance; compliance with applicable environmental laws and regulations; product liability claims and other liabilities arising out of Terex’s business; and other factors, risks, uncertainties more specifically set forth in Terex’s public filings with the SEC. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex’s expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Terex Corporation is a diversified global manufacturer with 2005 revenue of approximately $6.4 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

Terex Corporation

500 Post Road East, Suite 320, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com

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